===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          PerSeptive Biosystems, Inc.
            (Exact name of registrant as specified in its charter)

                Delaware                                     04-2987616
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                       Identification No.)

 500 Old Connecticut Path, Framingham, MA                     01701
 (Address of Principal Executive Offices)                  (Zip Code)
                             ____________________

                     1997 Non-Qualified Stock Option Plan
                           (Full title of the plan)
                             ____________________

                               Noubar B. Afeyan
                            Chief Executive Officer
                          PerSeptive Biosystems, Inc.
               500 Old Connecticut Path, Framingham, MA   01701
                    (Name and address of agent for service)
                                (508) 383-7700
         (Telephone number, including area code, of agent for service)
                             ____________________

                                   Copy to:

                           Samuel P. Hunt III, Esq.
                          PerSeptive Biosystems, Inc.
               500 Old Connecticut Path, Framingham, MA   01701
                                (508) 383-7700

================================================================================

                        CALCULATION OF REGISTRATION FEE

                                                  Proposed            Proposed
                                                  maximum             maximum
Title of                      Amount              offering            aggregate           Amount of
securities to                 to be               price               offering            registration
be registered                 registered          per share           price               fee
------------------            --------------      ------------        --------------      ------------

Common Stock                  10,000 shares         $ 6.5000(1)       $   65,000.00(1)         $ 19.70
(Par Value $.01)             244,198 shares         $ 7.125(1)        $1,739,910.75(1)         $527.25
                              50,000 shares         $ 7.9375(1)       $  396,875.00(1)         $120.27
                              45,800 shares         $10.250(1)        $  469,450.00(1)         $142.26
                                   2 shares         $10.75(2)         $       21.50(2)         $   .01
Total                        350,000 shares                           $2,671,257.25            $809.49


================================================================================

     (1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which such options may be exercised.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported on the Nasdaq National Market on October 28, 1997.
================================================================================

     This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 333-23773 on Form S-8 as filed with the Securities and Exchange Commission on March 21, 1997 relating to the PerSeptive Biosystems, Inc. 1997 Non-Qualified Stock Option Plan is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement is hereby incorporated by reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

         Exhibit No.    Description of Exhibit
         -----------    ----------------------

           *4.1 1997 Non-Qualified Stock Option Plan of the Registrant, as amended on August 21, 1997.

           *5.1         Opinion of Testa, Hurwitz & Thibeault, LLP.

           *23.1        Consent of Coopers & Lybrand L.L.P.

           *23.2        Consent of Price Waterhouse LLP.

           *23.3 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

           *24.1 Power of Attorney (contained in the signature page of this Registration Statement).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham and the Commonwealth of Massachusetts, on this 29th day of October, 1997.

                                    PERSEPTIVE BIOSYSTEMS, INC.


                                    By:  /s/ Noubar B. Afeyan
                                       ----------------------
                                       Noubar B. Afeyan
                                       Chief Executive Officer


     We, the undersigned officers and directors of PerSeptive Biosystems, Inc. hereby severally constitute and appoint Noubar B. Afeyan, John F. Smith and Thomas G. Ruane, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable PerSeptive Biosystems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


   Signature                            Capacity                                  Date
   ---------                            --------                                  ----

/s/ Noubar B. Afeyan                  Chief Executive                        October 29, 1997
--------------------
Noubar B. Afeyan                      Officer (Principal Executive
                                      Officer), Director and Chairman
                                      of the Board of Directors

/s/ John F. Smith                     President and Director                 October 29, 1997
--------------------
John F. Smith






/s/ Thomas G. Ruane                   Senior Vice President and Chief        October 29, 1997
-------------------                   Finnancial Officer
Thomas G. Ruane                       (Principal Financial and
                                      Accounting Officer)


/s/ Edwin M. Kania, Jr                Director                               October 29, 1997
----------------------
Edwin M. Kania, Jr.


/s/ Daniel I.C. Wang                  Director                               October 29, 1997
--------------------
Daniel I.C. Wang


/s/ William F. Pounds                 Director                               October 29, 1997
---------------------
William F. Pounds


/s/ Bruce J. Ryan                     Director                               October 29, 1997
-----------------
Bruce J. Ryan

                                  EXHIBIT INDEX
                                  -------------


     Exhibit      Description of Exhibit
     -------      ----------------------

     *4.1 1997 Non-Qualified Stock Option Plan of the Registrant, as amended on August 21, 1996.

     *5.1         Opinion of Testa, Hurwitz & Thibeault, LLP.

     *23.1        Consent of Coopers & Lybrand L.L.P.

     *23.2        Consent of Price Waterhouse LLP.

     *23.3        Consent of Testa, Hurwitz & Thibeault, LLP
                  (contained in its opinion as Exhibit 5.1).

     *24.1 Power of Attorney (contained in the signature page of this Registration Statement).

     ___________________

     * Filed herewith.